THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount:

$35,000

Date:  April 7, 2014

DEBT CONVERSION AGREEMENT

PARTIES

Company

Endurance Exploration Group Inc.

15500 Roosevelt Blvd., Suite 301

Clearwater, FL  33760

Holder

Endeavour Cooperative Partners, LLC

15500 Roosevelt Blvd., Suite 301

Clearwater, FL  33760

RECITALS

Endeavour Cooperative Partners LLC (“Holder”) has loaned Endurance Exploration Group Inc.

A.

 (“Company”) $35,000 USD (the “Debt”).

B.

Accordingly, as of April 7, 2014, the total amount due to Holder is $35,000 USD.

C.

The Company and the Holder have agreed that the Company should repay the Debt by means of conversion of the debt into equity of the Company pursuant to the terms of this Agreement.

AGREEMENTS

Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

A.

The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Nevada and is in good standing under such laws. The Company has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted.

B.

The Company has all requisite legal and corporate power and authority to execute and deliver this agreement, and to issue shares of Stock of the Company (the “Stock”) upon conversion of the amounts due under the Debt and to carry out and perform its obligations under the terms of this Agreement.

C.

As of the Date, the authorized capital stock of the Company consists of 110,000,000 shares of capital stock consisting of 100,000,000 shares of Stock, par value $0.01 per share, of which 35,770,947 shares are issued and outstanding, and 10,000,000 shares of  preferred stock, par value $0.001 per share, of which there are NO shares are outstanding. There are also 13,333 shares issuable.  The outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable.

D.

All corporate action on the part of the Company, its Holder and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, issuance and delivery of the Shares (as defined below) and the performance of all of the Company's obligations hereunder has been taken or will be taken concurrent herewith. This Agreement, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company, enforceable in accordance with its terms. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The Shares will be subject to restrictions on transfer under state and/or federal securities laws, unless the Holder obtains a legal opinion stating the Shares are to be issued without restriction.

1.

ARTICLE I.  CONVERSION RIGHTS

1.1.

Conversion Right.  The Holder shall have the right from time to time to convert all or any part of the Debt into fully paid and non- assessable shares of Stock, as such Stock exists on the Date of this Debt Conversion Agreement, or any shares of capital stock or other securities of the Company into which such Stock shall hereafter be changed or reclassified at the conversion price (the “Conversion Price”) determined as provided herein (a “Conversion”).  The number of shares of Stock to be issued upon the conversion of the Debt shall be determined by multiplying the Conversion Amount (as defined below) by the Conversion Price (as defined in paragraph 1.2 below). The term “Conversion Amount” means, with respect to any conversion of this Debt, the amount the Holder elects to convert.

1.2.

Conversion Price

1.2.1.

The conversion factor (the “Conversion Factor”) shall be 4 shares per dollar converted.

1.2.2.

In the event of a change in authorized capital and a corresponding change in issued and outstanding shares, the Conversion Factor shall be increased or decreased in proportion to the increase or decrease in authorized shares.

1.3.

 Authorized Shares.

1.3.1.

The Company covenants that during the period the conversion right exists, the Company will reserve from its authorized and unissued Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Stock upon the full conversion of this Debt.  The Company represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable.  In addition, if the Company shall issue any securities or make any change to its capital structure which would change the number of shares of Stock into which the Debts shall be convertible at the Conversion Price, the Company shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Debts.

1.3.2.

If, at any time a Holder of this Debt submits a Notice of Conversion, and the Company does not have sufficient authorized but unissued shares of Stock available to effect such conversion in accordance with the provisions of this Article I (a “Conversion Default”), the Company shall issue to the Holder all of the shares of Stock which are then available to effect such conversion.  The portion of this Debt which the Holder included in its Conversion Notice and which exceeds the amount which is then convertible into available shares of Stock (the “Excess Amount”) shall, notwithstanding anything to the contrary contained herein, not be convertible into Stock in accordance with the terms hereof until (and at the Holder’s option at any time after) the date additional shares of Stock are authorized by the Company to permit such conversion.

1.4.

Method of Conversion

1.4.1.

Mechanics of Conversion.  Subject to Section 1.1, this Debt may be converted by the Holder in whole or in part at any time following the date of this Debt Agreement, by (A) submitting to the Company the form attached hereto as Exhibit A (the “Notice of Conversion”) (by facsimile or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., Clearwater, Florida time) and (B) subject to Section 1.4.2, surrendering the underlying debt purchase agreements at the principal office of the Company

1.4.2.

Surrender of Debt Purchase Agreements Upon Conversion.  Notwithstanding anything to the contrary set forth herein, upon conversion of the Debt in accordance with the terms hereof, the Holder shall not be required to physically surrender all the Debt Purchase Agreements to the Company unless the entire unpaid principal amount of the Debt is so converted.  The Holder and the Company shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of Debt Purchase Agreements upon each such conversion.  In the event of any dispute or discrepancy, such records of the Company shall, prima facie, be controlling and determinative in the absence of manifest error.  The Holder and any assignee, by acceptance of this Debt Conversion Agreement, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debt, the unpaid and unconverted principal amount of the Debt represented by this Debt Conversion Agreement may be less than the amount stated on the face hereof.

1.4.3.

Payment of Taxes.  The Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Stock or other securities or property on conversion of this Debt in a name other than that of the Holder (or in street name), and the Company shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder’s account) requesting the issuance thereof shall have paid to the Company the amount of any such tax or shall have established to the satisfaction of the Company that such tax has been paid

1.4.4.

Delivery of Stock Upon Conversion.  Upon receipt by the Company from the Holder of a facsimile transmission (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.4, the Company shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder the Stock issuable upon such conversion within three (3) business days after such receipt in accordance with the terms hereof.

1.4.5.

Obligation of Company to Deliver Stock.  Upon receipt by the Company of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Debt shall be reduced to reflect such conversion, and, unless the Company defaults on its obligations under this Article I, all rights with respect to the portion of this Debt being so converted shall forthwith terminate except the right to receive the Stock or other securities, cash or other assets, as herein provided, on such conversion.  If the Holder shall have given a Notice of Conversion as provided herein, the Company’s obligation to issue and deliver the Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Company, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such conversion.  The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by the Company before 6:00 p.m., EST.

1.4.6.

Delivery of Stock by Electronic Transfer.  In lieu of delivering physical certificates representing the Stock issuable upon conversion, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder and its compliance with the provisions contained in Section 1.1 and in this Section 1.4, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Stock issuable upon conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system or other electronic transfer service.

1.5.

Concerning the Shares.

1.5.1.

The shares of Stock issuable upon conversion of this Debt may not be sold or transferred unless  (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Company or its transfer agent shall have been furnished with an opinion of  counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) (“Rule 144”) or (iv) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Company who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5. Until such time as the shares of Stock issuable upon conversion of this Debt have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Stock issuable upon conversion of this Debt that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,

AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

1.5.2.

The legend set forth above shall be removed and the Company shall issue to the Holder a new certificate therefore free of any transfer legend if (i) the Company or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Stock may be made without registration under the Act and the shares are so sold or transferred, (ii) such Holder provides the Company or its transfer agent with reasonable assurances that the Stock issuable upon conversion of this Debt can be sold pursuant to Rule 144 or (iii) in the case of the Stock issuable upon conversion of this Debt, such security is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold.

1.6.

Effect of Certain Events

1.6.1.

Effect of Merger, Consolidation, Etc.  At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Company, the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or the consolidation, merger or other business combination of the Company with or into any other Person (as defined below) or Persons when the Company is not the survivor shall either:  (i) be deemed to be an Event of Default (as defined in Article III) pursuant to which the Company shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the Default Amount (as defined in Article III) or (ii) be treated pursuant to Section 1.6.2 hereof.  “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

1.6.2.

Adjustment Due to Merger, Consolidation, Etc.  If, at any time when this Debt is issued and outstanding and prior to conversion of all of the Debt, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Stock of the Company shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Company or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then the Holder of this Debt shall thereafter have the right to receive upon conversion of this Debt, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Debt been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Debt to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Debt) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof.  The Company shall not affect any transaction described in this Section 1.6.2 unless (a) it first gives, to the extent practicable, thirty (30) days prior written notice (but in any event at least fifteen (15) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Debt) and (b) the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligations of this Section 1.6.2.  The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

1.6.3.

Adjustment Due to Distribution.  If the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Company’s shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then the Holder of this Debt shall be entitled, upon any conversion of this Debt after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Stock issuable upon such conversion had such Holder been the holder of such shares of Stock on the record date for the determination of shareholders entitled to such Distribution.

1.6.4.

Purchase Rights.  If, at any time when any Debt is outstanding, the Company issues any convertible securities or rights to purchase stock, warrants, securities or other property (the “Purchase Rights”) pro rata to the record holders of any class of Stock, then the Holder of this Debt will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Stock acquirable upon complete conversion of this Debt (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Stock are to be determined for the grant, issue or sale of such Purchase Rights.

1.6.5.

Notice of Adjustments.  Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this Section 1.6, the Company, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder of a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment and (ii) the number of shares of Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Debt.

1.7.

Status as Shareholder.  Upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed the authorized share amount) shall be deemed converted into shares of Stock and (ii) the Holder’s rights as a Holder of such converted portion of this Debt shall cease and terminate, excepting only the right to receive certificates for such shares of Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Company to comply with the terms  of this Debt.

2.

ARTICLE II.  CERTAIN COVENANTS

2.1.

Distributions on Capital Stock.  So long as the Company shall have any obligation under this Debt, the Company shall not without the Holder’s written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Stock solely in the form of additional shares of Stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders’ rights plan which is approved by a majority of the Company’s disinterested directors

2.2.

Restriction on Stock Repurchases.  So long as the Company shall have any obligation under this Debt, the Company shall not without the Holder’s written consent redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Company or any warrants, rights or options to purchase or acquire any such shares.

2.3.

Borrowings.  So long as the Company shall have any obligation under this Debt, the Company shall not, without the Holder’s written consent, create, incur, assume or suffer to exist any liability for borrowed money, except (a) borrowings in existence or committed on the date hereof and of which the Company has informed Holder in writing prior to the date hereof, (b) indebtedness to trade creditors or financial institutions incurred in the ordinary course of business or (c) borrowings, the proceeds of which shall be used to repay this Debt.

2.4.

Sale of Assets.  So long as the Company shall have any obligation under this Debt, the Company shall not, without the Holder’s written consent, sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business.  Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

2.5.

Advances and Loans.  So long as the Company shall have any obligation under this Debt, the Company shall not, without the Holder’s written consent, lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Company, except loans, credits or advances (a) in existence or committed on the date hereof and which the Company has informed Holder in writing prior to the date hereof, (b) made in the ordinary course of business or (c) not in excess of $100,000.

2.6.

Contingent Liabilities.  So long as the Company shall have any obligation under this Debt, the Company shall not, without the Holder’s written consent, which shall not be unreasonably withheld, assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, firm, partnership, joint venture or corporation, except by the endorsement of negotiable instruments for deposit or collection and except assumptions, guarantees, endorsements and contingencies (a) in existence or committed on the date hereof and which the Company has informed Holder in writing prior to the date hereof, and (b) similar transactions in the ordinary course of business

3.

ARTICLE III.  EVENTS OF DEFAULT

If any of the following events of default (each, an “Event of Default”) shall occur:

3.1.

Conversion and the Shares.  The Company fails to issue shares of Stock to the Holder (or announces or threatens that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debt, fails to transfer or cause its transfer agent to transfer (electronically or in certificated form) any certificate for shares of Stock issued to the Holder upon conversion of or otherwise pursuant to this Debt as and when required by this Debt, or fails to remove any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Stock issued to the Holder upon conversion of or otherwise pursuant to this Debt as and when required by this Debt (or makes any announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for three (3) days after the Company shall have been notified thereof in writing by the Holder;

3.2.

Breach of Covenants.  The Company breaches any material covenant or other material term or condition contained in this Debt and any collateral documents including but not limited to the Purchase Agreement and such breach continues for a period of ten (10) days after written notice thereof to the Company from the Holder;

3.3.

Breach of Representations and Warranties.  Any representation or warranty of the Company made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Purchase Agreement), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Debt or the Purchase Agreement;

3.4.

Receiver or Trustee.  The Company or any subsidiary of the Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed;

3.5.

Judgments.  Any money judgment, writ or similar process shall be entered or filed against the Company or any subsidiary of the Company or any of its property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld;

3.6.

Bankruptcy.  Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any subsidiary of the Company;

3.7.

Failure to Comply with the Exchange Act.  The Company shall fail to comply with the reporting requirements of the Exchange Act; and/or the Company shall cease to be subject to the reporting requirements of the Exchange Act;

3.8.

Liquidation. Any dissolution, liquidation, or winding up of Company or any substantial portion of its business.

3.9.

Cessation of Operations. Any cessation of operations by Company or Company admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Company’s ability to continue as a “going concern” shall not be an admission that the Company cannot pay its debts as they become due.

3.10.

Maintenance of Assets. The failure by Company to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

4.

ARTICLE IV. MISCELLANEOUS

4.1.

Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2.

Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth above or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be as stated under “Parties” above.

4.3.

Amendments.  This Debt Conversion Agreement and any provision hereof may only be amended by an instrument in writing signed by the Company and the Holder.  The term “Debt Conversion Agreement” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4.

Assignability.  This Debt shall be binding upon the Company and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns.  Each transferee of this Debt must be an “accredited investor” (as defined in Rule 501(a) of the 1933 Act).  Notwithstanding anything in this Debt to the contrary, this Debt may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

4.5.

Governing Law.  This Agreement shall be governed in all respects by the internal laws of the State of Nevada.

4.6.

Notice of Corporate Events.  Except as otherwise provided below, the Holder of this Debt shall have no rights as a Holder of Stock unless and only to the extent that it converts this Debt into Stock.

4.7.

Remedies.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Debt will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Debt, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Debt and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required

4.8.

Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

This Agreement may be executed in one or more counterparts and by transmission of a facsimile or digital image containing the signature of an authorized person, each of which shall be deemed and accepted as an original, and all of which together shall constitute a single instrument. Each party represents and warrants that the person executing on behalf of such party has been duly authorized to execute this Agreement.

The foregoing Agreement is hereby executed as of the date first above written.

COMPANY	HOLDER
Endurance Exploration Group Inc. .	Endeavour Cooperative Partners LLC
By: /s/ Micah Eldred	By: /s/ Micah Eldred
Micah Eldred, President	Micah Eldred, President

EXHIBIT A

NOTICE OF CONVERSION

The undersigned hereby irrevocably elects to convert $35,000 principal amount of the Debt (defined below) into shares of Stock,  $0.01 par value per share (“Stock”), of Endurance Exploration Corp., a Nevada corporation (the “Company”) according to the conditions of the Debt Conversion Agreement of the Company dated as of April 7, 2014 (the “DCA”), as of the date written below.

If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates.  No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.  A copy of the DCA is attached hereto (or evidence of loss, theft or destruction thereof).

The Company shall electronically transmit the Stock issuable pursuant to this Notice of Conversion (which number is based on the Holder’s calculation attached hereto) to the account of the undersigned or its nominee with Island Stock Transfer.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Debt shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the Act.

Date of Conversion:
Conversion Price:	$0.25 PER SHARE
Number of shares of Stock to be issued pursuant to the conversion of $35,000 of the debt:	140,000
Signature:	/s/ Micah Eldred
Name:	Micah Eldred
Address: